As filed with the Securities and Exchange Commission on January 26, 2010
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	5171	80-0445030
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
_________________

Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China
011 (86411) 8360 4683

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

An Fengbin
Chairman, President and Chief Executive Officer
Andatee China Marine Fuel Services Corporation
Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China
011 (86411) 8360 4683

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Ralph V. De Martino, Esq.	Joel D. Mayersohn, Esq.
F. Alec Orudjev , Esq.	Roetzel & Andress
Cozen O’Connor	350 East Las Olas Boulevard
The Army & Navy Club Building	Fort Lauderdale, FL 33301
1627 I Street, NW, Suite 1100	(954) 461-4150
Washington, DC 20006
(202) 912-4800

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-161577

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per security (2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock	730,159	(1)	6.30	4,599,995	$423.2
Total				$4,599,995	$423.2

(1)	Includes 95,238 shares of common stock which the Representatives have the option to purchase from the Registrant to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) of the Securities Act and computed pursuant to Rule 457(a) promulgated under the Securities Act.
(3)
In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-161577), as amended (the "Initial Registration Statement"), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $23,000,000 on the Initial Registration Statement for which a filing fee of $2,336.8 was previously paid.

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This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. This registration statement relates to our registration statement on Form S-1 (File No. 333-161577), including the exhibits and power of attorney thereto (the “Initial Registration Statement”), initially filed by the Company on August 27, 2009 and declared effective by the Securities and Exchange Commission (the “Commission”) on January 25, 2010. We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by us by 730,159 shares, 95,238 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares to cover overallotments, if any.  Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Dalian, People’s Republic of China, on January 26, 2010.

ANDATEE CHINA MARINE FUEL SERVICES CORPORATION

By:	/S/ An Fengbin
Name:	An Fengbin
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/S/ An Fengbin	President and Chief Executive Officer (Principal Executive Officer)	January 26, 2010
An Fengbin

/s/ Wen Tong	Chief Financial Officer, (Principal Financial Officer)	January 26, 2010
Wen Tong

/s/ Wen Jiang	Director	January 26, 2010
Wen Jiang

/s/ Yu Bing	Director	January 26, 2010
Yu Bing

/s/ Francis N.S. Leong	Director	January 26, 2010
Francis N.S. Leong

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EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement No. 333-161577 are incorporated by reference into, and shall be deemed part of, this registration statement.  In addition, the following Exhibits are filed herewith:

Exhibit No.	Description

5	Opinion of Cozen O’Connor
23.1	Consent of Jewett, Schwartz, Wolfe & Associates
23.2	Consent of Cozen O’Connor (included in Exhibit 5)

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